New Patriot Transportation Holding, Inc. 10-12BA

Exhibit 3.2

CORPORATE BYLAWS

OF

NEW PATRIOT TRANSPORTATION HOLDING, INC.

ARTICLE I.

OFFICES AND RESIDENT AGENT

Section 1. PRINCIPAL OFFICE. The principal office of the corporation shall be 200 West Forsyth Street, 7th Floor, Jacksonville, Florida 32202. The corporation also may have other offices at such places, within or without the State of Florida, as the board of directors may from time to time determine the business of the corporation to require.

Section 2. REGISTERED AGENT. The board of directors of the corporation shall designate a registered agent for service of process on the corporation for the state in which the corporation is incorporated and for each state in which the corporation qualifies to do business. The initial registered agent for service of process in the state of incorporation of the corporation shall be set forth in its Articles of Incorporation. Each registered agent and each successor registered agent appointed pursuant to this Section 2 shall file a statement in writing with the Department of State of the State of Florida or official of any other state accepting the appointment as registered agent simultaneously with being designated, unless such agent signed the document making the appointment.

ARTICLE II.

MEETINGS OF SHAREHOLDERS

Section 1. ANNUAL MEETING. The annual meeting of the shareholders of the corporation shall be held at the principal office of the corporation (or at such other place within or without the State of Florida as the board of directors, from time to time, may designate) on any business day during the corporation's fiscal year beginning in the year after the year of incorporation, with such day to be determined by the board of directors. At each annual meeting, the shareholders shall elect the directors of the corporation, each of whom is to hold office until the next succeeding annual meeting and the election and qualification of his successor or until such director's earlier resignation, removal from office or death.

Section 2. SPECIAL MEETINGS. Special meetings of the shareholders shall be held when directed by the president, the chairman of the board, the chief executive officer, or the board of directors, or when requested in writing by the holders of not less than twenty percent (20%) of all of the issued and outstanding shares of the capital stock of the corporation. Special meetings of shareholders shall be held within or without the state of Florida at such place as may be designated in the notice issued with respect to such special meeting. Only business within the purpose or purposes described in the notice issued with respect to such special meeting may be conducted at the special meeting.

Section 3. NOTICE. Written notice stating the place, day and hour of the meeting of shareholders (whether annual or special) and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered by the corporation or person(s) calling the meeting to each shareholder of record entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the meeting. The written notice shall be delivered either personally or by first class mail, by or at the direction of the president, the secretary, or the officer or person(s) calling the meeting. If the notice is mailed at least thirty (30) days before the date of the meeting, it may be dispatched by a class of United States mail other than first class. If mailed, such written notice shall be deemed to be delivered when deposited in the United States mail, with postage prepaid, addressed to the shareholder at his address as it appears on the stock transfer books of the corporation.

Section 4. WAIVER OF NOTICE. Whenever any notice is required to be given to any shareholder of this corporation under the provisions of these Bylaws or under the provisions of the Articles of Incorporation or the laws of Florida, a written waiver of such notice signed by the person or persons entitled to such notice, whether before or after the time of the meeting, shall be equivalent to the giving of such notice. Neither the business to be transacted at, nor the purpose of, any annual or special meeting of shareholders need be specified in any written waiver of notice. Attendance of a person at a meeting of shareholders shall likewise constitute a waiver of notice of such meeting, except when the person attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. A shareholder also waives objection to the consideration of any matter that is not within the stated purpose of the meeting as set forth in the notice unless the shareholder objects to considering the matter when it is presented.

Section 5. NOTICE OF ADJOURNED MEETINGS. When a meeting is adjourned to another date, time or place, it shall not be necessary to give any notice of the adjourned meeting if the date, time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken. Any business may be transacted at the adjourned meeting that might have been transacted on the original date of the meeting.

Section 6. FIXING RECORD DATES. For the purpose of determining shareholders entitled to notice of, or to vote at meetings of shareholders, or entitled to receive payment of any dividends, or in order to make a determination of shareholders for any other purpose, the board of directors may fix in advance a date as the record date for any such determination of shareholders. Such date in any case shall not be more than seventy (70) days prior to the date on which the particular action requiring such determination of shareholders is to be taken.

Section 7. SHAREHOLDERS' LIST FOR MEETING. After fixing the record date for a meeting, the corporation shall prepare an alphabetical list of the names of all its shareholders who are entitled to notice of the shareholders' meeting, arranged by voting group with the address of and the number and class and series, if any, of shares held by each such shareholder. The shareholders' list shall be available for inspection by any shareholder for a period of ten (10) days prior to the meeting or such shorter time as exists between the record date and the meeting and continuing through the meeting at the corporation's principal office, at a place identified in the meeting notice in the city where the meeting will be held, or at the office of the corporation's transfer agent or registrar. A shareholder, his agent, or attorney is entitled, on written demand, to inspect the list, during regular business hours and at his own expense during the period it is available for inspection, provided that his demand is in good faith and for a proper purpose and provided that the shareholders' list is directly connected with that purpose.

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Section 8. SHAREHOLDER QUORUM AND VOTING. Unless otherwise provided in the Articles of Incorporation, a majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If a quorum is established at the outset of any meeting, the affirmative vote of the majority of the shares represented and entitled to vote on the subject matter at the meeting shall be the act of the shareholders, unless otherwise provided in the Articles of Incorporation. After a quorum has been established at any meeting of shareholders, the subsequent withdrawal of shareholders, so as to reduce the number of shareholders entitled to vote at the meeting below the number required for a quorum, shall not affect the validity of any action taken at the meeting or any adjournment of the meeting. The holders of a majority of the shares represented, and who would be entitled to vote at a meeting if a quorum were present, where a quorum is not present, may adjourn such meeting until a quorum can be assembled.

Section 9. VOTING OF SHARES. Each outstanding share of voting common stock of the corporation shall be entitled to one (1) vote on each matter submitted to a vote at a meeting of shareholders, except as otherwise provided in the Articles of Incorporation.

Section 10. PROXIES. Any shareholder, any person entitled to vote on behalf of any shareholder, or any shareholder's attorney-in-fact may vote the shareholder's shares in person or by proxy. A shareholder may appoint a proxy to vote or otherwise act for him by signing an appointment form, either personally or by his attorney-in-fact. Every proxy must be signed by the shareholder or his attorney-in-fact and shall be revocable at the pleasure of the shareholder or attorney-in-fact executing it, except as otherwise provided by law and subject to procedures established by the board of directors.

Section 11. ACTION OF SHAREHOLDERS WITHOUT A MEETING. Any action required to be taken, or which may be taken at any annual or special meeting of shareholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the number of holders of outstanding shares of voting common stock of each voting group entitled to vote thereon that would be necessary to authorize or take such action at a meeting at which all voting groups and shares entitled to vote on such action were present and voted. Within ten (10) days after obtaining shareholder authorization for any action by written consent, notice in writing shall be given to those shareholders who have not signed the written consent or who are not entitled to vote on the action. Such written notice shall fairly summarize the material features of the authorized action and, if the action be such for which dissenter's rights are provided by law, the notice shall contain a clear statement of the right of shareholders dissenting therefrom to be paid the fair value of their shares upon compliance with the procedures provided by law for the exercise of the rights of dissenting shareholders.

ARTICLE III.

DIRECTORS

Section 1. GENERAL POWERS. The board of directors shall have the management and control of the business of the corporation, and, in addition to the power and authority by these Bylaws expressly conferred upon it, the board of directors may exercise all such powers as are expressly or by implication conferred on the board of directors by the Articles of Incorporation, these Bylaws or the laws of Florida.

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Section 2. NUMBER OF DIRECTORS. The corporation shall initially have five (5) directors, which number may be increased only by amendment to these Bylaws duly adopted by the board of directors or shareholders of the corporation. In no event shall the number of directors be reduced below one (1). No decrease in the number of directors shall have the effect of shortening the term of any incumbent director.

Section 3. ELECTION AND TERM. Each person named in the Articles of Incorporation or elected at the organizational meeting of the corporation as a member of the initial board of directors, and each member of the board of directors elected at any annual meeting of shareholders, shall hold office for a term of one (1) year, and until his successor shall have been elected and qualified, or until such member's earlier resignation, removal from office for good cause or death.

Section 4. COMPENSATION. By resolution of the board of directors, any director may be paid his expenses, if any, for attendance at any meeting of the board of directors, and may be paid such compensation for the performance of his duties as a director as the board of directors shall determine, either in the form of an annual salary, a fee for attendance at each meeting or such other form of compensation as the board of directors shall deem appropriate. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation for such service.

Section 5. VACANCIES. Any vacancy occurring in the board of directors may be filled by the affirmative vote of a majority of the remaining directors or director, though less than a quorum of the board of directors. Any director elected by the members of the board of directors to fill a vacancy shall hold office only until the next election of directors by the shareholders.

Section 6. REMOVAL OF DIRECTORS. At any meeting of shareholders called expressly for the purpose of removing one or more directors, any director or the entire board of directors may be removed either with or without cause by a vote of the holders of a majority of the shares of the stock of the corporation then entitled to vote at an election of directors. For purposes hereof, good cause shall mean conviction of a felony, gross negligence or willful misconduct of a director which is reasonably determined by the shareholders to likely result in a material adverse effect to the corporation or breach of any fiduciary duty which is owed to the corporation and which is reasonably determined by shareholders to likely result in a material adverse effect to the corporation.

Section 7. ANNUAL MEETING. An annual meeting of the board of directors shall be held at the principal office of the corporation, or at the same location or approximately the same location as the annual meeting of shareholders, on the same day and immediately after the adjournment of the annual meeting of shareholders. No notice, except notice of the place of the meeting given as specified in Section 8 of this Article III, shall be required with respect to such annual meeting.

Section 8. SPECIAL MEETINGS. Special meetings of the board of directors may be called by the chairman of the board, the president of the corporation, or by any one (1) director and shall be held at the principal office of the corporation, subject to Section 9 of this Article III. Written notice of the time of any special meetings shall be given to each director either by personal delivery, telegram, cablegram or facsimile transmission at least two (2) days prior to the meeting, or by written notice sent by first class mail to the director and mailed at least five (5) days before the meeting.

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Section 9. WAIVER OF NOTICE. Notice of any special meeting or the place of any annual meeting of the board of directors shall be deemed to have been validly given to any director who signs a waiver of notice of such special or annual meeting, whether such waiver of notice be signed either before or after the meeting. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting and a waiver of any and all objections to the place of the meeting, the time or the meeting, or the manner in which the meeting has been called or convened, except when a director states, at the beginning of the meeting, any objection to the transaction of business because the meeting is not lawfully called or convened.

Section 10. QUORUM AND VOTING. A majority of the number of directors fixed by these Bylaws shall constitute a quorum for the transaction of business unless a greater number is required by the Articles of Incorporation. The act of a majority of the directors present at a meeting at which a quorum is established at the outset shall be the act of the board of directors.

Section 11. ACTION WITHOUT A MEETING. Any action required to be taken or which may be taken at any committee meeting or any meeting of the board of directors of the corporation may be taken without a meeting if a consent in writing, setting forth the action so to be taken, signed by all directors or committee members is filed in the minutes of the proceedings of the board of directors. Such consent shall have the same effect as a meeting vote, and shall be effective the date the last director or committee member signs the consent or on the date otherwise specified in the written consent.

Section 12. MEETINGS BY TELEPHONE. Members of the board of directors, or any committee appointed by the board, shall be deemed present at any meeting of such board or committee if a conference telephone or similar communications equipment, by means of which all persons participating in the meeting can hear each other intelligibly, is used.

ARTICLE IV.

OFFICERS

Section 1. GENERAL. The officers of the corporation shall consist of a president, and may consist of a chief executive officer, a secretary, a treasurer, a chief financial officer, and one or more vice-presidents, each of whom shall be elected by the board of directors at its organizational meeting and at each annual meeting of the board of directors thereafter. Any two or more offices may be held by the same individual, except that no one individual shall hold simultaneously the offices of president and vice-president. Such elected officers shall serve until their successors are elected and qualified. Should the board of directors at any time fail to elect a president, one or more vice-presidents, a secretary or a treasurer, such failure shall not affect the existence of this corporation. Should the board of directors at any time elect a president but not a secretary or a treasurer, the president so elected shall perform the duties of the secretary and the treasurer.

Section 2. CHIEF EXECUTIVE OFFICER. The chief executive officer of the corporation shall exercise general supervision and control over all the business and affairs of the corporation as directed by the board of directors, act as chairman of the board of directors and preside at meetings of the board of directors, preside at meetings of the shareholders, see that all resolutions and orders of the board of directors are carried into effect and supervise and direct all other officers of the corporation in accordance with the directions of the board of directors.

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Section 3. PRESIDENT. The president of the corporation shall be the chief executive officer of the corporation, unless a separate person is elected to that office by the board of directors, and shall have general and active management of the business and affairs of the corporation subject to the directions of the board of directors, have general supervision and direction over all other officers of the corporation except the chief executive officer and of the agents and employees of the corporation to see that their respective duties are properly performed, operate and conduct the business and affairs of the corporation according to the orders and resolutions of the board of directors and according to his own discretion whenever and wherever it is not expressly limited by such orders and resolutions, submit a report of the operations of the corporation to the board of directors at each regular meeting and to the shareholders at each annual meeting, from time to time report to the board of directors on matters within his knowledge that should be brought to their attention, sign stock certificates and perform such other duties and have such other powers and authority as may be set forth elsewhere in these bylaws or as may be prescribed by the board of directors from time to time.

Section 4. VICE-PRESIDENTS. Each of the one or more vice-presidents of the corporation shall assist the president in the performance of his official duties and shall have such other powers and perform such other duties as may be prescribed for those respective offices, from time to time, by the board of directors or by the bylaws. Any vice-president shall also perform the functions and duties of the president at any time the president is unable to perform his functions and duties.

Section 5. SECRETARY. The secretary shall have custody of, and shall maintain, all corporate records except the financial records. The secretary shall record the minutes of all meetings of the shareholders and board of directors and shall send all notices of such meetings to the parties entitled thereto pursuant to the requirements of these Bylaws and those established by law, unless such responsibility for the sending of such notices is specifically assumed by the president of the corporation or otherwise specifically delegated by the board of directors. The secretary shall maintain also a record of the names and addresses of all shareholders of the corporation and shall act as transfer agent for the corporation unless the board of directors shall specifically designate another individual to serve in such capacity. The president of the corporation shall perform the functions and duties of the secretary if no secretary is elected.

Section 6. TREASURER. The treasurer shall have custody of all corporate funds and financial records of the corporation and shall keep full and accurate accounts of receipts and disbursements. The president shall perform the functions and duties of the treasurer if no treasurer is elected.

Section 7. CHIEF FINANCIAL OFFICER. The chief financial officer of the corporation shall: (a) have custody of, and be responsible for, all monies, securities, receipts, and disbursements of the corporation, and keep or cause to be kept full and accurate records of all receipts of the corporation; (b) cause the funds and other valuable property of the corporation to be deposited in the name and to the credit of the corporation in such banks or trust companies or with such bankers or other depositories as shall be selected by the board of directors; (c) cause the funds of the corporation to be disbursed by checks upon the authorized depositories of the corporation and cause to be taken and preserve proper vouchers for all funds disbursed; (d) render to the board of directors or the chief executive officer, whenever requested, a statement of all transactions and shall render a full financial report at the annual meeting of shareholders; (e) be empowered from time to time to require from all officers or other agents of the corporation reports or statements giving such information as the chief financial officer may request with respect to any and all financial transactions of the corporation; (f) perform, in general, all duties incident to the office of chief financial officer and such other duties as may be specified in these Bylaws or as may be assigned to him by the board of directors or the chief executive officer of the corporation; and (g) execute all reports filed with regulatory agencies which are required to be signed by the chief financial officer of the corporation.

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Section 8. REMOVAL. Any officer or agent elected or appointed by the board of directors may be removed by said board whenever in its judgment the best interest of the corporation will be served thereby. Removal of any officer shall be without prejudice to the contract rights, if any, of the person so removed, but the election or appointment of an officer or agent shall not of itself be deemed to create contract rights.

Section 9. VACANCIES. Any vacancy, however occurring, in any office of the corporation may be filled by action of the board of directors.

ARTICLE V.

VOTING OF STOCK IN OTHER CORPORATIONS

Any stock in other corporations, which may, from time to time, be held by this corporation, may be represented and voted at any meeting of shareholders of such other corporations by the president of this corporation. The board of directors of the corporation shall determine the manner in which such stock in other corporations shall be voted.

ARTICLE VI.

INDEMNIFICATION

Section 1. LIMITATION ON INDEMNIFICATION. Subject to the provisions of the Articles of Incorporation, no indemnification or advancement of expenses shall be made to or on behalf of any director, officer, employee or agent if a judgment or other final adjudication establishes that his actions, or omissions to act, were material to the cause of action so adjudicated and constitute: (i) a violation of criminal law, unless the director, officer, employee or agent had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful; (ii) a transaction from which the director, officer, employee or agent derived an improper personal benefit; (iii) in the case of a director, a circumstance under which the liability provisions of Florida Statutes Section 607.0834, as presently and hereafter enacted, are applicable; or (iv) willful misfeasance, bad faith or gross negligence in the performance of any director's, officer's, employee's or agent's duties, or constitute reckless disregard of such director's, officer's, employee's or agent's obligations and duties to the corporation.

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Section 2. INDEMNIFICATION GENERALLY. Subject to the limitations contained in Section 1 to this Article and otherwise by law, the corporation shall indemnify any person who was or is a party to any proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof, if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Section 3. INDEMNIFICATION IN ACTION BY OR ON BEHALF OF THE CORPORATION. Subject to the limitations contained in Section 1 of this Article and otherwise by law, the corporation shall indemnify any person who was or is a party to any proceeding by or in the right of the corporation to procure a judgment in its favor, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof.

Section 4. ADDITIONAL RIGHTS. The rights of indemnification provided in this Article shall be in addition to any rights to which any such director, officer, employee or agent may otherwise be entitled by contract or as a matter of law.

ARTICLE VII.

STOCK CERTIFICATES

Section 1. ISSUANCE. Every holder of shares of the capital stock of the corporation shall be entitled to have a stock certificate representing all shares to which he or she is entitled unless the corporation elects to issue shares without stock certificates. The rights and obligations of shareholders are identical regardless of whether their shares are represented by certificates.

Section 2. FORM. Certificates representing shares in the corporation shall contain upon the face thereof (a) the name of the corporation, (b) the name of the state under the laws of which the corporation is organized, (c) the name of the person or persons to whom issued, (d) the number of shares and class and designation of the series, if any, represented by the certificate and (e) the par value, if any, of each share represented by the certificate or a statement that the shares are without par value. Such certificates shall be signed by the president, vice-president, secretary or an assistant secretary, and may be sealed with the seal of the corporation or a facsimile thereof. If the corporation is authorized to issue different classes of shares or different series within a class, the certificate shall state conspicuously on its front or back that the corporation will furnish the shareholder, on request and without charge, a full statement of the relative rights, preferences and limitations determined for each series and the authority of the board of directors to determine variations for future series.

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Section 3. RESTRICTIONS. Every certificate representing shares of the capital stock of the corporation that are restricted as to sale, disposition or other transfer of such shares shall state that such shares are restricted as to transfer and shall set forth or fairly summarize such restrictions upon the certificate, or shall state that the corporation will furnish to any shareholder, upon request and without charge, a full statement of such restrictions.

Section 4. SHARES WITHOUT CERTIFICATES. If the corporation elects to issue shares without certificates, then the corporation shall, within a reasonable time after the issue or transfer of shares without certificates, send the shareholder to whom the shares are issued or transferred a written statement containing the name of the corporation, the name of the person to whom the shares are issued, and the number and class of shares and the designation of series, if any, of the shares. The written statement shall also contain the designations, relative rights, preferences and limitations applicable to any such shares issued or transferred and any variations in rights, preferences and limitations determined or that may be determined for any such shares by the board of directors. The written statement shall also detail any restrictions on the transfer of any such shares issued or transferred pursuant to Section 3 of this Article.

Section 5. LOST, STOLEN OR DESTROYED CERTIFICATES. The corporation shall issue a new stock certificate in the place of any certificate previously issued if the holder of record of the certificate (a) makes proof in affidavit form that it has been lost, destroyed or wrongfully taken; (b) requests the issuance of a new certificate before the corporation has notice that the certificate has been acquired by a purchaser for value in good faith and without notice of any adverse claims; (c) gives bond in such form as the corporation may direct, to indemnify the corporation, the transfer agent and registrar against any claim that may be made on account of the alleged loss, destruction or theft of a certificate; and (d) satisfies any other reasonable requirements imposed by the board of directors of the corporation.

ARTICLE VIII.

SEAL

The corporate seal of the corporation shall bear the words and figures: “NEW PATRIOT TRANSPORTATION HOLDING, INC., 2014 FLORIDA, CORPORATE SEAL.” The corporate seal shall be used under the direction of the board of directors.

ARTICLE IX.

BANK ACCOUNTS AND CONTRACTS

Section 1. DEPOSITORIES. The money and funds of the corporation not otherwise invested by the board of directors shall be deposited by the treasurer in the name and to the credit of the corporation in such bank or banks as the board of directors shall select. All checks, drafts, notes and acceptances shall be signed by such officer or officers, agent or agents of the corporation and in such manner as the board of directors shall determine.

Section 2. CONTRACTS. Except as otherwise provided by the board of directors, contracts may be executed on behalf of the corporation by the president or chairman, and may be attested and the corporate seal affixed by secretary or any assistant secretary. The board of directors may authorize the execution of contracts by such other officers, agents and employees as may be designated by them.

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Section 3. DEPOSIT OF SECURITIES FOR SAFEKEEPING. To the extent permitted by law, the board of directors may from time to time deposit for safekeeping with one or more banks, trust companies or other financial institutions in the United States or elsewhere selected by the board of directors, any securities owned by the corporation and not otherwise deposited or pledged as security. Securities so deposited may be withdrawn from time to time only by such officer of the corporation, together with such additional officers and responsible employees, as the board of directors may designate by resolution for that purpose.

ARTICLE X.

BOOKS AND RECORDS

Section 1. MAINTENANCE AND LOCATION. The corporation shall keep correct and complete books and records of accounts. The corporation shall keep as permanent records minutes of all meetings of its shareholders and board of directors, a record of all actions taken by the shareholders or board of directors without a meeting, and a record of all actions taken by a committee of the board of directors acting in place of the board of directors on behalf of the corporation. The corporation shall keep a record of its shareholders giving the names and addresses of all shareholders, and the number, class and series of shares held by each. It shall likewise keep at its principal office (a) a copy of the Articles of Incorporation and Bylaws of the corporation and all amendments thereof, (b) a copy of all resolutions adopted by its board of directors creating one or more classes or series of shares and fixing their relative rights, preferences and limitations, if shares issued pursuant to those resolutions are outstanding, (c) a copy of the minutes of all shareholders' meetings and a record of all action taken by the shareholders without a meeting for the past three (3) years, (d) a copy of all written communications, including financial statements, to all shareholders generally or all shareholders of a class or series within the past three (3) years, (e) a list of the names and business street addresses of its current directors and officers, and (f) a copy of its most recent annual report filed with the Department of State of the State of Florida. Any books, records and minutes may be in written form or any other form capable of being converted into written form within a reasonable time.

Section 2. SHAREHOLDER'S INSPECTION RIGHTS. A shareholder of the corporation is entitled to inspect and copy (at his own expense), during regular business hours at the corporation's principal office, any of the records of the corporation described in Section 1 above as records required to be kept at the principal office of the corporation if he or she gives the corporation written notice of his demand at least five (5) business days before the date on which he or she wishes to inspect and copy such records. In addition, a shareholder is entitled to inspect and copy (at his own expense) during regular business hours at a reasonable location specified by the corporation, certain additional records described below if (i) he gives written notice of his demand at least five (5) days before he wishes to inspect such records, (ii) his demand is made in good faith and for a proper purpose, (iii) he describes with reasonable particularity his purpose and the records he or she desires to inspect and (iv) the records are directly connected with his purpose. The additional records that may be inspected if the foregoing requirements are met consist of (a) excerpts from minutes of any meeting of the board of directors, records of any action of a committee of the board of directors while acting in place of the board of directors on behalf of the corporation, minutes of any meeting of the shareholders, and records of any action taken by the shareholders or board of directors without a meeting, to the extent such items are not subject to inspection under the first sentence of this Section, (b) accounting records of the corporation, (c) the record of shareholders and (d) any other books and records.

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ARTICLE XI.

DIVIDENDS

DECLARATION AND PAYMENT

The board of directors of the corporation, from time to time, may declare and the corporation may pay dividends on its outstanding shares of capital stock, and such dividends may be paid in cash, property or additional shares of the corporation. Notwithstanding the foregoing sentence, no dividends shall be declared by the board of directors or paid when the corporation is insolvent, or when the payment of such dividends would render the corporation insolvent, or when the declaration or payment thereof would be contrary to any restrictions provided by the laws of Florida.

ARTICLE XII.

FISCAL YEAR

The fiscal year of the corporation shall be designated by the board of directors and may be changed from time to time by the board of directors in accordance with law.

ARTICLE XIII.

AMENDMENT

Except as otherwise provided in the Articles of Incorporation, these Bylaws may be repealed or amended, and new Bylaws be adopted, by either the board of directors or the shareholders, except that Article III, Section 2, may be repealed or amended only by the shareholders. Likewise, the board of directors may not amend or repeal any other Bylaw subsequently adopted by the shareholders if the shareholders specifically provide that such Bylaw shall not be subject to amendment or repeal by the board of directors.

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